Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Remark Media, Inc. on Form S-1 of our report dated March 31, 2014, appearing in the Annual Report on Form 10-K/A of Remark Media, Inc. for the year ended December 31, 2013 and to the reference to us under the heading “Experts” in the Prospectus which is part of this Registration Statement.

/s/ Cherry Bekaert LLP

Cherry Bekaert LLP
Atlanta, Georgia

July 8, 2014